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                                                                 EXHIBIT 10.34.1


                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement (the "Second Amendment") is made and entered into as of the 24th day of May, 1995 by and between W. Thomas Johnson, an individual resident of the State of Georgia (hereinafter referred to as "Employee"), and Turner Broadcasting System, Inc., a corporation organized under the laws of the State of Georgia (hereinafter referred to as the "Company");

                             W I T N E S S E T H:

         WHEREAS, Employee and the Company are parties to that certain employment agreement of December 20, 1993, as amended as of January 26, 1994 (the "Employment Agreement");

         WHEREAS, the parties desire to enter into this Second Amendment to amend the Employment Agreement so as to extend the term thereof:

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree to amend the Employment Agreement as follows:

         1. Section 2 of the Employment Agreement is hereby deleted and the following new Section 2 shall be substituted therefor:

         Section 2. Term. The Term shall commence on the date of this Agreement and continue until the earlier to occur of the following: (a) the date that is five (5) years after December 20, 1993; or (b) in the event Employee's employment is terminated pursuant to Section 6 with an effective date that is prior to the date set forth in (a), then the effective date of such termination. References in the Employment Agreement to the
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"Four-Year Term" are hereby amended to the term "Five-Year Term" and shall refer to the period of time from the date of the Agreement to the date that is five (5) years after December 20, 1993.

         2. Schedule 3.2 of the Employment Agreement is hereby amended to substitute the following for the "Salary" and "Bonus" provisions of Schedule 3.2:

         "Salary:

                 December 20, 1993 through December 19, 1994 - $700,000.00
                 December 20, 1994 through December 19, 1995 - $735,000.00
                 December 20, 1995 through December 19, 1996 - $770,000.00
                 December 20, 1996 through December 19, 1997 - $810,000.00
                 December 20, 1997 through December 19, 1998 - the greater of $870,750.00, or $810,000.00 plus the greater of the rate of increase in the Consumer Price Index for all urban consumers for the year ended December 31, 1997 as determined by the U.S. Department of Labor (U.S. City Average, with 1982 as the base year), or the rate of increase for similarly situated executives for the year ended December 31, 1997 as determined in the American Compensation Association Survey, as provided by Towers Perrin."

         "Bonus:

                 For the year ended December 31, 1994 - $350,000.00 For the year ended December 31, 1995 - $365,000.00 For the year ended December 31, 1996 - $385,000.00 For the year ended December 31, 1997 - $405,000.00 For the year ended December 31, 1998 - $435,375.00"

         3. This Second Amendment shall be contingent upon the Company granting to Employee the option to purchase 110,000 shares of the Company's Class B Common Stock at an option price of $16.875 per share (the "Option Grant") pursuant to the Turner Broadcasting System 1993 Stock Option and Equity-Based Award Plan (the "Plan"). The Option Grant shall be contingent only upon approval by the Company's Shareholders at the Annual Meeting of Shareholders on June 9, 1995 of the proposal to approve an amendment to the Plan (the "Plan Amendment"). The Option Grant shall





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provide for vesting of one-third of such options on December 19, 1996, one-third on December 19, 1997 and one-third on December 19, 1998. Notwithstanding anything herein or elsewhere to the contrary, in the event of Employee's death or disability on or prior to approval of the Plan Amendment, the salary, bonus and other benefits provided herein (other than the Option Grant) shall become effective upon the date of Employee's death or disability; and the Option Grant shall become effective upon the approval of the Plan Amendment by the Company's Shareholders.

         4. Except as expressly amended hereby, the terms and conditions of the Employment Agreement shall remain in full force and effect.

         5. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

                                             TURNER BROADCASTING SYSTEM, INC.


                                             By: /s/ Terence McGuirk
                                                 -----------------------------
                                             Its:   Executive Vice President
                                                 ----------------------------

ATTEST: /s/  Steven W. Korn
        --------------------------------
NAME:   Steven W. Korn
        --------------------------------
TITLE:  Vice President & General Counsel
        --------------------------------


                                             EMPLOYEE


                                             /s/ W. Thomas Johnson
                                             ----------------------------------
                                             W. Thomas Johnson





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